                                                                     EXHIBIT 2.3

                              STOCKHOLDER AGREEMENT

        This Stockholder Agreement (this "Agreement") dated as of May 28, 2003 is between Miller Exploration Company, a Delaware corporation ("Miller"), and those persons set forth on Exhibit A (each, a "Stockholder" and collectively, the "Stockholders").

                                    RECITALS

        WHEREAS, Edge Petroleum Corporation, a Delaware corporation (the "Company"), Edge Delaware Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company ("Merger Sub"), and Miller, are entering into an Agreement and Plan of Merger dated as of the date hereof (as amended from time to time pursuant thereto, the "Merger Agreement");

        WHEREAS, each Stockholder is the record and beneficial owner of the number of shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock") set forth opposite such Stockholder's name on Exhibit A (such shares of Company Common Stock, together with any shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as such Stockholder's "Shares");

        WHEREAS, as a condition to the willingness of Miller to enter into the Merger Agreement, and as an inducement to it to do so, the Stockholder has agreed for the benefit of Miller as set forth in this Agreement; and

        WHEREAS, the Board of Directors of the Company has approved the Stockholder's entering into this Agreement, the form of this Agreement and the transactions contemplated hereby;

        NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereby agree as follows (terms defined in the Merger Agreement and used but not defined herein having the meanings assigned to such terms in the Merger Agreement):

                                    ARTICLE 1

                          COVENANTS OF THE STOCKHOLDERS

        Each Stockholder hereby covenants as follows:

        Section 1.1 Agreement to Vote. At any meeting of the stockholders of the Company held prior to the earlier of (i) the Effective Time of the Merger and (ii) the termination of the Merger Agreement (but in no event beyond March 31, 2004) (such earlier time being herein referred to as the "Voting Termination Date"), however called, and at every adjournment or postponement thereof prior to the Voting Termination Date, or in connection with any written consent of the stockholders of the Company given prior to the Voting Termination Date, such Stockholder shall vote or cause to be voted such Stockholder's Shares (together with (a) any additional shares of capital stock of the Company or any securities or other property that the Stockholder is or becomes entitled to receive from the Company by reason of being a record holder of such number of Shares, (b) any capital stock, securities or other property into which any such number of Shares shall have been or shall be converted or changed, whether by amendment to the Certificate of Incorporation of the Company, merger, consolidation, reorganization, capital change or otherwise, (c) any additional Company Common Stock acquired by the Stockholder as the result of the Stockholder's exercising an option, warrant or other right to acquire shares of capital stock from the Company issued with respect to such number of Shares (all of the foregoing hereinafter collectively referred to as such Stockholder's "Additional Shares")) in favor of any actions required in furtherance of the Merger Agreement, and against any transaction involving the Company which would prevent the consummation of the Merger. Such Stockholder shall not enter into any agreement or understanding with any person prior to the Voting Termination Date, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of such Stockholder's Shares (and any Additional Shares) in any manner inconsistent with the preceding sentence.

        Section 1.2 Proxies and Voting Agreements. Such Stockholder hereby revokes, and otherwise agrees to take all actions necessary to revoke, any and all previous proxies granted with respect to matters set forth in Section 1.1. Prior to the Voting Termination Date, such Stockholder shall not, directly or indirectly, except as contemplated hereby, grant any proxies or powers of attorney with respect to matters set forth in Section 1.1, deposit any of such Stockholder's Shares (or any Additional Shares) or enter into a voting agreement with respect to any of such shares.

        Section 1.3 Transfers. Nothing in this Agreement shall prevent such Stockholder from assigning or transferring such Stockholders' Shares to any spouse or former spouse, parent, child, trust, trust beneficiary, estate, family partnership, partner, foundation (whether family, private or public) or charitable organization (each, a "Permitted Transferee"), provided that such Permitted Transferee agrees in writing to hold the transferred or assigned Shares subject to all of the provisions of this Agreement applicable to such Stockholder.

        Section 1.4 Other Actions. Prior to the Voting Termination Date, such Stockholder shall not take any action that would in any way restrict, limit, impede or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

                                    ARTICLE 2

              REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS

                               OF THE STOCKHOLDERS

        Each Stockholder represents, warrants and covenants to Parent that:

        Section 2.1 Ownership. Such Stockholder is as of the date hereof the beneficial and record owner of such Stockholder's Shares, such Stockholder has the sole right to vote such Stockholder's Shares and there are no restrictions on rights of disposition or other lien, pledge, security interest, charge or other encumbrance or restriction pertaining to such Stockholder's Shares. None of such Stockholder's Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the such Stockholder's Shares, and no proxy, power of attorney or other authorization has been granted with respect to any of such Stockholder's Shares.

        Section 2.2 Authority and Non-Contravention. Such Stockholder has the right, power and authority, and such Stockholder has been duly authorized by all necessary action (including consultation, approval or other action by or with any other person), to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby. Such actions by such Stockholder (a) require no action by or in respect of, or filing with, any governmental or regulatory authority with respect to such Stockholder, and (b) do not and will not contravene or constitute default under any provision of applicable law or regulation or any agreement, judgment, injunction, order, decree or other instrument binding on such Stockholder or result in the imposition of any lien, pledge, security interest, charge or other encumbrance or restriction on any of such Stockholder's Shares (other than as provided in this Agreement with respect to such Stockholder's Shares).

        Section 2.3 Binding Effect. This Agreement has been duly executed and delivered by such Stockholder and is the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

        Section 2.4 Total Shares. Such Stockholder's Shares are the only shares of capital stock of the Company owned beneficially or of record as of the date hereof by such Stockholder, and such Stockholder does not have any option to purchase or right to subscribe for or otherwise acquire any securities of the Company (except as set forth in the footnotes to Exhibit A) and has no other interest in or voting rights with respect to any other securities of the Company.

        Section 2.5 Finder's Fees. No investment banker, broker or finder is entitled to a commission or fee from the Company, Miller or Merger Sub in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder, except as otherwise provided in the Merger Agreement.

        Section 2.6 Reasonable Efforts. Prior to the Voting Termination Date, such Stockholder shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Company and Miller in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement and this Agreement.

                                    ARTICLE 3

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF MILLER

        Miller represents, warrants and covenants to each Stockholder that:

        Section 3.1 Corporate Power and Authority. Miller has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Miller of this Agreement and the consummation by Miller of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Miller and do not and will not contravene, or constitute a default under, any provision of applicable law or regulation or any agreement, judgment, injunction, order, decree or other instrument binding upon Miller.

        Section 3.2 Binding Effect. This Agreement has been duly executed and delivered by Miller and is a valid and binding agreement of Miller, enforceable against Miller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

                                    ARTICLE 4

                               GENERAL PROVISIONS

        Section 4.1 Expenses; Attorneys' Fees. Each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

        Section 4.2 Further Assurances. From time to time, at the request of any other party, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

        Section 4.3 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with confirmation of receipt or proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

        (a)     if to Miller:

                        3104 Logan Valley Road
                        Traverse City, Michigan 49685
                        Attention: Kelly E. Miller
                        Facsimile: (231) 941-8312

                with a copy to:

                        Vinson & Elkins L.L.P.
                        3700 Trammell Crow Center
                        Dallas, Texas  75201-2975
                        Attention: Mark Early
                        Facsimile: (214) 999-7895

        (b) if to any Stockholder, at such address or facsimile number indicated opposite the name of such Stockholder on Exhibit A.

                with a copy to the Company and its counsel:

                        1301 Travis, Suite 2000
                        Houston, Texas 77002
                        Attention: Michael G. Long
                        Facsimile: (713) 650-6494

                        Baker Botts L.L.P.
                        One Shell Plaza
                        910 Louisiana
                        Houston, Texas 77002-4995
                        Attention: Gene J. Oshman
                        Facsimile: (713) 229-1522

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered or three business days after so mailed.

        Section 4.4 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares beneficially owned by such Stockholder and shall be binding upon any person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise.

        Section 4.5 Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

        Section 4.6 Amendments. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        Section 4.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

        Section 4.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF THIS AGREEMENT.

        Section 4.9 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

        Section 4.10 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

        Section 4.11 Interpretation. Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

        Section 4.12 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

        Section 4.13 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        Section 4.14 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                            [Signature Page Follows]

        IN WITNESS WHEREOF, Miller and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.


                                          MILLER EXPLORATION COMPANY


                                          By:
                                             -----------------------------------
                                          Name: Kelly E. Miller
                                          Title: President & CEO


                                          STOCKHOLDERS



                                          --------------------------------------
                                          Thurmon Andress



                                          --------------------------------------
                                          John W. Elias



                                          --------------------------------------
                                          John Sfondrini



                                          --------------------------------------
                                          Vincent S. Andrews



                                          --------------------------------------
                                          Joseph R. Musolino



                                          --------------------------------------
                                          Robert W. Shower



                                          --------------------------------------
                                          David F. Work

                                          EDGE HOLDING COMPANY, L.P.

                                          By: Napamco, Ltd., its general partner


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------



                                          --------------------------------------
                                          Stanley S. Raphael, Trustee of the
                                          Trade Consultants Inc. Pension Plan



                                          --------------------------------------
                                          Stanley S. Raphael, Trustee of the
                                          Stanley Raphael Trust


                                          TRADE CONSULTANTS, INC.


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                                                       EXHIBIT A

                                                                       ADDRESS AND
          STOCKHOLDER                  NUMBER OF SHARES OWNED        FACSIMILE NUMBER
-----------------------------------    ----------------------    --------------------------

Thurmon Andress                                 5,000            2133 Inwood Drive
                                                                 Houston, TX 77019
                                                                 713-529-6101

John W. Elias                                 174,667            1923 Olympia Drive
                                                                 Houston, TX 77019
                                                                 713-654-5049

John Sfondrini                                  6,693            35 Southbridge Ct.
                                                                 Ridgefield, CT 06877
                                                                 203-894-8372

Vincent S. Andrews                              3,837            579 Grant Road
                                                                 North Salem, NY 10560
                                                                 203-655-2909

Joseph R. Musolino                              5,000            3701 University Blvd.
                                                                 Dallas, TX 75205
                                                                 972-419-3334

Robert W. Shower                                5,000            2922 South Lakeview Drive
                                                                 Cedar Hill, TX 75104-8262
                                                                 972-291-4131

David F. Work                                   3,578            14 Pinewold Court
                                                                 Houston, TX 77056
                                                                 713-621-0756

Edge Holding Company, L.P.                     16,637            35 Southbridge Ct.
                                                                 Ridgefield, CT 06877
                                                                 203-894-8372

Stanley S. Raphael, Trustee of the            103,455            4221 Bocaire Boulevard
Trade Consultants Inc. Pension Plan                              Boca Raton, FL 33487
                                                                 561-988-9440

Stanley S. Raphael, Trustee of the             50,986            4221 Bocaire Boulevard
Stanley Raphael Trust                                            Boca Raton, FL 33487
                                                                 561-988-9440

Trade Consultants Inc.                         15,000            4221 Bocaire Boulevard
                                                                 Boca Raton, FL 33487
                                                                 561-988-9440